Exhibit 21.1
List of Subsidiaries

	Location of
Name	Incorporation	Ownership Percentage
Complete Production Services, Inc.	Delaware	100%
Integrated Production Services, LLC	Delaware	100%
The Rosel Company (Inc.)	Texas	100%
Pumpco Services, Inc.	Delaware	100%
Pumpco Services GP, L.L.C.	Delaware	100%
Pumpco Services LP, L.L.C.	Delaware	100%
Integrated Production Services, Ltd.	Canada	100%
Delaney Energy Services Corp.	Canada	100%
IPS Manufacturing Ltd.	Canada	100%
Premier Sea and Land Pte.	Singapore	100%
Premier Sea and Land Limited	Hong Kong	100%
Pemac Pte., Ltd.	Singapore	100%
104474 Alberta Ltd.	Canada	100%
Parchman Energy Group, LLC	Delaware	100%
Parchman Energy Management GP LLC	Delaware	100%
Valley CT Management, LC	Texas	100%
Parchman Energy Partnership LP LLC	Delaware	100%
Advanced Coiled Tubing, Inc.	Texas	100%
Servicios Holdings I, Inc.	Delaware	100%
Servicios Holdings II, Inc.	Delaware	100%
Complete Energy Services, LLC	Delaware	100%
CES Rockies, Inc.	Delaware	100%
Monument Well Service Co.	Delaware	100%
A&W Water Service, Inc.	Colorado	100%
Hyland Enterprises, Inc.	Wyoming	100%
Sweetwater Produced Water Disposal, LLC	Wyoming	100%
R&W Rental, Inc.	Delaware	100%
LEED Tool Corporation	Colorado	100%
Roustabout Specialties, Inc.	Colorado	100%
CES Holdings LLC	Delaware	100%
BSI Holdings Management, LLC	Delaware	100%
CES Mid-Continent Hamm, Inc.	Delaware	100%
Hamm Management Co.	Delaware	100%
Stride Well Services Company, Inc.	Delaware	100%
Hamm & Phillips Service Company, Inc.	Delaware	100%
Guard Drilling Mud Disposal, Inc.	Delaware	100%
Rigmovers, Co.	Delaware	100%
Oil Tool Rentals, Co.	Delaware	100%
Big Mac Trucking Company, Inc.	Delaware	100%
Big Mac Tank Trucks, LLC	Delaware	100%
Fugo Services, LLC	Delaware	100%
Turner Energy Services, LLC	Delaware	100%
T. & J. Energy, LLC	Delaware	100%
Loyd Jones Well Service LLC	Delaware	100%
Turner Energy SWD, LLC	Delaware	100%
Femco SWD, Inc.	Delaware	100%
IE Miller Services, LLC	Delaware	100%
IE Miller Services GP, L.L.C.	Delaware	100%
IE Miller Services LP, L.L.C.	Delaware	100%
MGM Well Services, Inc.	Texas	100%
Scientific Microsystems, Inc.	Texas	100%
Premier Integrated Technologies, Inc.	Canada	50%
Greasewood, LLC	Wyoming	100%
Integrated Production Services Partnership	Canada	100%
Servicios Petrotec de S.A. de C.V.	Mexico	100%
Bell Supply I, L.P.	Texas	100%
BSI Holdings, L.P.	Texas	100%
I.E. Miller Services, L.P.	Texas	100%
Parchman Operating Co., LP	Texas	100%
Price Pipeline Construction, Ltd.	Texas	100%
Pumpco Energy Services, L.P.	Texas	100%
Red River Well Service, Ltd.	Texas	100%
Shale Tank Truck, LP	Texas	100%